EXHIBIT 10.20
                                          *   denotes  expurgated
information

                      PRODUCTION AGREEMENT
                             BETWEEN
                    THE STROH BREWERY COMPANY
                               AND
             BOSTON BEER COMPANY LIMITED PARTNERSHIP


     AGREEMENT entered into this 14th day of January, 1997, by and between THE STROH BREWERY COMPANY, an Arizona corporation ("Stroh"), and BOSTON BEER COMPANY, LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Boston Beer"). Boston Beer and Stroh are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

Stroh and Boston Beer are currently parties to an Agreement dated as of January 31, 1994, as amended, pursuant to which Stroh has agreed to brew, package and sell certain Boston Beer products to Boston Beer at Stroh's Allentown (Lehigh Valley), Pennsylvania brewery. Stroh also produces products for Boston Beer at the Portland, Oregon brewery acquired by Stroh from G.Heileman Brewing Company ("Heileman") on or about June 30, 1996, pursuant to the December, 1995 agreement between Boston Beer and Heileman which was assumed by Stroh. Stroh has further agreed that these existing production arrangements shall remain in effect until at least June 30, 1998. Stroh and Boston Beer now desire to enter into a new production agreement, effective as of January 1, 1997, to supersede the existing arrangements, and which will govern the production of products by Stroh for Boston Beer, provide Boston Beer with greater control over the production process, and give Boston Beer access to * , which are the principal focus of this Agreement, are sometimes referred to herein individually as a "Brewery" and collectively as the "Breweries" and other breweries owned by Stroh at which Beer Products may from time to time be produced are sometimes referred to individually as an "Other Brewery" and collectively as "Other Breweries".] Production under this Agreement shall be deemed to take effect on the Effective Date, as defined in Section 12.

     ACCORDINGLY, in consideration of the mutual agreements contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

     1.   Scope of Agreement.

During the Term, as defined in Section 5, and in accordance with the terms and conditions set forth herein, Stroh shall give Boston Beer access to Stroh's production facilities and make available to Boston Beer Stroh's production personnel to allow Boston Beer to produce Boston Beer's proprietary Beer Products. For purposes of this Agreement, Boston Beer's "Beer Products" shall include Samuel Adams Boston Lager ("Samuel Adams Lager"); Boston Lightship Lager ("Lightship Lager"); Samuel Adams Cream Stout ("Samuel Adams Stout"); and Samuel Adams Boston Ale ("Samuel Adams Ale"), other products introduced under the "Samuel Adams" line, all products produced and sold under the "Oregon Original" line, certain specially ordered and seasonal malt beverage products identified as such by Boston Beer ("Special Orders and Seasonals") and such other beer products as Boston Beer may introduce from time to time. Boston Beer shall periodically provide to Stroh an updated schedule of all Boston Beer products which Boston Beer deems to be Beer Products, subject to this Agreement. [Boston Beer agrees, however, that Stroh need not permit in excess of * wort streams at
the       *      Brewery,      *      wort streams at the       *
Brewery, and * wort streams at the * Brewery, except as the Parties may subsequently agree.]

     2.   Control   of   Production  of  Beer  Products:   Public
          Statements.

          (a) All Beer Products shall be brewed and packaged according to Boston Beer's specifications, including the maintenance of standards and quality control programs. Boston Beer shall have ultimate responsibility and authority over every detail of the production process for Beer Products at each of the Breweries, with such responsibility and authority as to those parameters affecting beer taste and quality to be the same as if Boston Beer were the owner of the Brewery. Boston Beer shall have the right, at any time, to monitor and review the practices and procedures of Stroh in the production and packaging of Beer Products and inspect each of the Breweries and any Other Brewery at which it is proposed that Beer Products be produced. If a decision made by Boston Beer in the exercise of its authority under this Section 2(a) results in unavoidable incremental costs to Stroh not envisioned by the Parties in the negotiations of the pricing provisions contained in Section 4, Stroh shall be entitled to be reimbursed by Boston Beer for such incremental costs. In addition, in the exercise of its authority under this
Section 2(a), Boston Beer shall not interfere with Stroh's production processes for its own proprietary brands.

          (b)   Consistent with the provisions of paragraph  (a),
Stroh and Boston Beer will,      *     .

     3.   Committed Capacity.

          (a)   Production. During the Term, Stroh shall,  except
as   otherwise  provided  herein,  make  the  following   minimum
production capacities available to Boston Beer for the production of Beer Products
               Brewery                  Committed Capacity
                      *          *      barrels per month



                               -2
              *                  up to      *      barrels per
month through
                                 *       and up to      *
barrels
                                 per month thereafter
              *                  up to      *      barrels per
month

       The Committed Capacity at each Brewery is based on anticipated tank usage and availability and shall be increased or decreased in inverse proportion to the extent that actual average tank usage varies from four and one-half weeks per storage cycle. Boston Beer shall be under no obligation to avail itself fully of the Committed Capacity at each Brewery in any month. Boston Beer will, however, provide Stroh with fifty (50) days' advance written  notice  of  any expected increase  or  decrease  in  its
expected  production requirements which varies more  than       *
from any previously submitted monthly forecasts for the period in question, in order to allow Stroh to plan its capacity utilization at any Brewery. Beer Products shall primarily be produced in units consisting of (i) twenty-four 12-ounce bottles (a "12-oz. Case Unit"), (ii) twelve 22-ounce bottles (a "22-oz. Case Unit"), (iii) 7.75 U.S. Gallons (a "Half-Keg"), and (iv)
15.50 U.S. gallons (a "Keg").

  (b) Packaging. Stroh shall use all commercially reasonable efforts to accommodate Boston Beer's requested use of Stroh's
*       packaging facilities at the      *      Brewery for up to
*       cases of one or more beer styles per month through      *
,  for  which Stroh shall be entitled to be paid      *       per
case.

   (c)     Reallocation of Capacity. Stroh may elect to close one
or  more  of the Breweries and thereafter satisfy its obligations
under paragraph (a), above, by      *     .




                               -3-
          (d) * and Other Non-Stroh Breweries. Boston Beer anticipates entering into production arrangements for the
production  of  Beer  Products  at  the  brewery  (the  "       *
Brewery")  in       *       owned by      *      .  Stroh  hereby
agrees that, (i) if the * Brewery is closed or sold and the buyer is unwilling to continue production arrangements with Boston Beer on terms that are acceptable to Boston Beer, Stroh will make a like amount of production capacity available to
Boston  Beer at an Other Brewery located  in       *        (a  "
* Brewery"), to the extent that Stroh has capacity then available in its Brewery system for Stroh's own proprietary
brands  which would be displaced from a      *       Brewery,  on
the same terms and conditions as otherwise then apply hereunder; provided that * , incurred by Stroh directly as a result
of  relocating the production of Stroh products from  the       *
Brewery  in question, to the extent then mutually agreed  by  the
Parties,  and  (ii) in the event that Stroh acquires  the       *
Brewery, it shall assume all then existing obligations of       *
(or any successor in interest) to Boston Beer with respect to the
production   of  Beer  Products  at  the        *        Brewery.
Similarly, Stroh hereby agrees that it will assume all production obligations to Boston Beer, if any, of any other breweries hereafter acquired by Stroh. Notwithstanding the foregoing, Stroh shall be relieved of its obligations under clause (i) of this paragraph (d) to the extent that compliance in full would require it to keep in operation any brewery that it would otherwise in the normal course of managing its business elect to close.

               4.   Price and Manner of Payment.

          (a)   Boston Beer shall pay Stroh for Beer Products  an
amount  (the "Price") equal to the sum of (i) a processing charge
(the "Fixed Charge") of      *     .

          (b) The Price is F.O.B. the carrier's trucks at Stroh's dock (i.e., the Price includes the cost and risk of loading trucks at Stroh's dock) and includes labor, overhead, profit, and other costs incurred in the production of packaged Beer Products suitable for shipment by truck.


                               -4-
     (c) The Price excludes any federal and state excise taxes, which Stroh may pass along to Boston Beer, if Stroh pays such taxes in compliance with Federal and state laws. In addition, Stroh shall be entitled to * , at a rate equal to *
 .

     (d) The Price also excludes any charge for Boston Beer's use of pallets owned by Stroh. Stroh shall invoice Boston Beer on a quarterly basis within thirty (30) days after the end of each calendar quarter for Boston Beer's proportionate share based on pallets shipped) of the cost of pallets incurred at each Brewery during such prior calendar quarter. Such invoices shall be paid by Boston Beer promptly in the ordinary course.

     (e) Stroh will invoice Boston Beer daily for the Price of Beer Products shipped on the previous day and Boston Beer shall pay such invoices on Friday of each week for the prior week's invoices by wire or other mutually agreed upon method. All other amounts otherwise chargeable to Boston Beer hereunder shall be invoiced by Stroh reasonably promptly in accordance with normal business practices following the month in which incurred by Stroh. Such timely invoices shall similarly be paid by Boston Beer promptly in the ordinary course in accordance with normal business practices.

     (f)   Stroh  shall  have the right  to       *      .  Other
pricing and payment terms for Special Orders or Seasonals shall be in accordance with the foregoing provisions of this Section 4, including the timely invoicing requirements of paragraph (e).

     (g)  Boston Beer shall be entitled to      *     .

     (h)   Boston  Beer  shall  also  be  entitled  to  a       *
contemplated by Section 12 hereof, if made by Boston Beer.

    5.   Term.

      The term of this Agreement (the "Term") shall commence on January 1, 1997 and continue until terminated pursuant to Section 6 hereof. The Parties acknowledge that either Party's obligtions pursuant to this Agreement to make paymets to the other Party and the Parties respective obligations under Sections 6(c), 13 and 14, and Stroh's obligations under Sections 12 and 28 shall survive the termination of this Agreement.

               6.   Termination.

   (a)      Except as the Parties may then otherwise  agree,  the

Term  shall expire on June 30, 1998 in the event that Boston Beer elects not to make the Investment.



           (b)  Either Party may terminate this Agreement for any
reason whatsoever on not less than twenty-four (24) months' prior written  notice to the other Party, effective at any time  on  or
after      *     .

          (c) Boston Beer may also terminate this Agreement effective immediately upon written notice in the event that Stroh is in default of any of its obligations to brew, package and ship any
Beer Products, which default continues for a period of ten (10) business days following receipt by Stroh of written notice from
Boston   Beer  regarding  such  default.  [Such  a   default   is
hereinafter referred to as a "Stroh Production Default".) Stroh shall not be deemed to be in default of its obligations for purposes of this Section 6(c), if it is in good faith both seeking to correct the circumstances giving rise to its failure to brew, package and ship Beer Products' and honoring its obligations under Section 13 hereof, to the extent applicable.

          (d) Stroh may terminate this Agreement on thirty (30) days prior written notice to Boston Beer, in the event that Boston Beer is in arrears in payment of undisputed amounts representing in excess of one (1) month's production and such arrearage has remained outstanding for in excess of one (1) month after written demand for payment was made by Stroh. Normal credit terms are as defined in Section 4(e).

          (e)  Stroh may also terminate this Agreement on thirty-six
(36) months' prior written notice, in the event of      *     .

          (f)  Upon termination of this Agreement, Boston Beer shall
(i) promptly pay to Stroh all unpaid invoices in full and all unpaid costs incurred by Stroh pursuant to this Agreement in the brewing, packaging, shipping and storage of Beer Products, and
(ii) purchase from Stroh at Stroh's cost all Stroh's inventory of
(i) work in process of Beer Products, (ii) ingredients and raw materials unique to the Beer Products, and (iii) Packaging
Materials.   Stroh  will use all reasonable efforts  to  minimize
such costs upon termination and Boston Beer will have the right to review documentation evidencing such costs.

                               -6-

                    7.   Packaging. Deposits. and Minimum Orders.

     (a) Packaging of Beer Products shall consist of twelve ounce (12 oz.) bottles, twenty-two ounce (22 oz.) bottles, Half-Kegs and Kegs, and such other units as Boston Beer may from time to time require, exclusive of any units which are proprietary to Stroh and which are not then being produced for Boston Beer by Boston Beer or any third party. In that regard, Stroh agrees that Boston Beer may make use of * . Except for one way pallets paid for by Boston Beer, a deposit per pallet and per keg as set forth in Section 4(a) hereof shall be charged to Boston Beer with corresponding credit applied upon the safe return in good working order of the pallets or kegs to Stroh. Boston Beer
shall  also,  at  Stroh's  request,       *       to  the  extent
necessary  as  a  result of Stroh shipping Beer Products  to  the
* from the * Brewery. Boston Beer has the right, subject to the approval of Stroh, which approval will not be unreasonably withheld, to make changes in the packaging used to produce the Beer Products or the Seasonals, including but not limited to the packaging of the Beer Products or Seasonals in can
units.  The  price  for       *       will  be  adjusted  by  the
difference in costs between      *     .

     (b)  Boston Beer shall order at any given time not less than
one   production  run  (at  present       *      ).  Boston  Beer
acknowledges and agrees that the minimum order applies to       *
;  provided, however, that orders for the      *      of the Beer
Products       *      , except that for      *       bottles,  an
order may be comprised of as many as      *     .

                    8.   Packaging Material and Hops.

      Crowns, bottles, labels, six-packs, cases, partitions and other packing materials for Beer Products (collectively "Packaging Materials"), or any applicable federal or state taxes (but specifically excluding any taxes in the nature of a tax on income or profits) are not included in the Fixed Charge and shall be borne directly by Boston Beer. All Packaging Materials and all hops to be used in the brewing of Beer Products ("Hops") shall be (i) purchased directly by Boston Beer at its cost for delivery to Stroh, (ii) the property solely and exclusively of Boston Beer, and (iii) segregated and identified as such. Boston Beer shall be responsible for the storage of Hops and shall release Hops to Stroh for production on a bi-weekly basis. Stroh acknowledges that Boston Beer shall be afforded unrestricted 24-hour access to all Packaging Materials and Hops when under Stroh control for purposes of removal or otherwise. Delivery of Packaging Materials and Hops (on such bi-weekly basis) to Stroh shall be coordinated between Stroh and Boston Beer, provided that Stroh shall be ultimately responsible for coordinating the timely delivery of Packaging Materials and Hops to the appropriate Breweries and Other Breweries. Boston Beer shall invoice Stroh for all Hops delivered to Stroh hereunder upon delivery and all such invoices shall be payable withi thirty (30) days of invoicing. All vendors shall be selected by Boston Beer in its discretion, subject only to meeting Stroh's customary quality and performance requirements.

               9.   Risk of Loss

   Stroh and Boston Beer acknowledge and agree that, consistent with the F.O.B. pricing terms, the risk of loss in loading the carrier's trucks shall be borne by Stroh. However, the carrier's driver shall have the right to inspect each shipment for damage prior to leaving the loading dock and, accordingly, Boston Beer shall bear the risk of loss on any shipment of Beer Products, once the carrier's truck leaves Stroh's loading dock.

               10.  Brewery of Record.

   (a) To the extent requested by Boston Beer and consistent with applicable laws and regulations, Stroh shall provide all Beer Products brewed hereunder under the name of "The Boston Beer Company" as the Brewer of Record. Stroh shall, to the fullest extent permissible, secure any permits, licenses, approvals and the like related to the production of beer, required by any federal, state or local governmental agency on behalf of Boston Beer. Boston Beer agrees to reimburse Stroh promptly for any out-of-pocket costs, including, without limitation, legal expenses and increased clerical costs, incurred in connection therewith.

   (b) To the extent requested by Boston Beer, Stroh shall use all commercially reasonable efforts to establish an alternating proprietorship at each of the Breweries and at such Other Breweries to which production of Beer Products has been transferred, if necessary, and, subject to and in compliance with all applicable federal, state, or local laws, rules and regulations, to identify Boston, Massachusetts, as the sole label source for Beer Products. Boston Beer agrees to reimburse Stroh for its out-of-pocket costs, including, without limitation, legal expenses and increased clerical costs, incurred in connection therewith.

               11.      *   .

  The Price shall include      *     .

               12.       *     .


               *


      13.  Force Majeure.

      (a) If Stroh is unable, by reason of a labor dispute, governmental action, act of God or the like, to produce Beer
Products at any Brewery to the extent contemplated by this Agreement, it shall, in any event, to the extent it is still able to maintain production at such Brewery, continue to produce Beer Products at such Brewery in proportion to the capacity at such Brewery dedicated to beer Products prior to the occurrence of the event in question. In addition, Stroh shall advise Boston Beer of the terms on which Stroh is then willing to produce Beer Products at Other Breweries while the reduction in capacity at the affected Brewery continues.

  (b) If Boston Beer is unable, by reason of a labor dispute, governmental action, act of God or the like, to produce Beer Products at any brewery not owned by Stroh but at which from time to time Boston Beer produces Beer Products, and at that time Stroh has available production capacity at any of its Breweries, Stroh shall make such production capacity available to Boston Beer at a price equal to Stroh's * under this Agreement for such production.

      14.       *     .

                         *





               15.  Agency and Indemnification.

   Stroh and Boston Beer understand and agree that each party is not, by this Agreement or anything herein contained, including Stroh's affixing to Beer Products or Seasonals and/or registering the name of "The Boston Beer Company" or "Boston Beer Company", constituted or appointed the agent of each other for any purpose whatsoever, nor shall anything herein contained be deemed or construed as granting Boston Beer or Stroh any right or authority to assume or to operate any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any manner or way whatsoever. Boston Beer shall indemnify and hold harmless Stroh from and against any and all claims, expenses, causes of action or liabilities of any nature whatsoever (collectively "Damages"), to the extent that Damages arise from the independent conduct of Boston Beer; provided that Damages shall not include any loss, liability, cost or expense incurred by Stroh as a consequence of an exercise by Boston Beer of any of its rights under this Agreement.

               16.  Product Liability"'.

           (a)  Stroh and Boston Beer shall each maintain product
liability  insurance of not less  than       *       and  in  the
amount  of       *       combined single limit in  the  aggregate
relating to the Beer Products produced by Stroh for Boston Beer.

          (b) Stroh shall indemnify and hold harmless Boston Beer and all of its affiliates from and against any and all loss, liability, cost or expense of any nature whatsoever, including reasonable attorney's fees (collectively, "Product Liability Damages"), arising out of or associated with all claims made against Boston Beer by any party or parties for personal injury or property damage caused by impurities, defects, or adulteration of any kind in the Beer Products manufactured and packaged by Stroh, regardless of when manufactured or packaged; except that Stroh shall have no such indemnification obligations with respect to (i) Product Liability Damages were caused by (i) Boston Beer's improper storage, handling, or alteration of the Beer Products in question or (ii) Packaging Materials or ingredients purchased, specified or otherwise approved by Boston Beer subsequent to written notice from Stroh reasonably advising that such Packaging Materials or ingredients should not be used in the Beer Products for  health and safety reasons, it being understood that  Stroh's sole  obligation with respect to providing any such notice  shall be to inform Boston Beer of matters which come to Stroh's attention and Stroh shall have no independent duty to analyze any Boston Beer Packaging Materials, ingredients or specifications, and  (iii)  Product  Liability Damages  resulting  from  inherent
properties   and/or   characteristics  of  the   Beer   Products,
including, by way of example and not of limitation, health and intoxicating effects of the Beer Products.

                                    10                          -
       (c) Boston Beer shall indemnify and hold Stroh and all of its affiliates harmless from and against any and all Product Liability Damages to the extent arising out of the courses excepted from Stroh's indemnification obligations under paragraph (b), above.

          (d)   Notwithstanding the provisions  of  subparagraphs
(b) and (c) of this Paragraph 12, in no event shall either Party be liable to indemnify the other Party for consequential damages other than consequential damages arising out of willful managerial misconduct suffered by the other Party and even in
such latter event not in an amount greater than      *     .

               17.  Recipe and Quality.

          (a) Stroh shall produce the Beer Products using the ingredients and brewing procedures specified by Boston Beer or its appointee. Boston Beer has the right to change ingredients
and/or  to  specify brewing procedures provided that  (i)       *
, (ii) the specified ingredients are readily available in the necessary time frame, and (iii) if the brewing time and/or the tank storage time required for fermentation or aging materially exceeds that required for Samuel Adams Lager, Boston Beer will negotiate in good faith with Stroh * at the affected Brewery or Breweries.

          (b) Stroh shall use its best efforts to meet all of the specifications for each of the Beer Products. Boston Beer has the right to reject batches of beer which it determines to taste or look materially different from a representative sample of the Beer Products or Seasonals, such rejection not to be arbitrary or unreasonable. Any rejected batches may be blended by Stroh into any other Beer Product only in accordance with all applicable regulations and with Boston Beer's prior consent, such consent not to be unreasonably withheld.

               18.  Trademarks.

          (a) Stroh acknowledges that no trademark or trade name rights in any of the trademarks, trade names, service marks, or logos owned by Boston Beer, including specifically but without limitation those identified on the Trademark Schedule attached hereto (collectively, the "Trademarks") are granted by this Agreement.

          (b) Boston Beer hereby represents, warrants and covenants to that it has and will maintain the right to use the Trademarks and will indemnify and hold harmless Stroh from any claim of alleged infringement brought by any party against Stroh, including, but not limited to, Stroh's reasonable costs of legal expenses.



                             - 11 -
                    19.  Successors and Assigns.

     The Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties, but shall not be assigned by any Party without the prior written consent of the other Parties, which consent will not be unreasonably withheld. No failure of Boston Beer to consent to a proposed assignment of this Agreement by Stroh shall be deemed unreasonable if Boston Beer believes in good faith that the proposed assignee is not capable of performing the production obligations of Stroh hereunder. No assignment of this Agreement by Stroh shall relieve it of its financial obligations hereunder, including its
indemnification obligations, or its obligation to      *       to
the extent required under Section 12, if the assignee defaults in the performance of its obligations hereunder, or if an assignee of Stroh's assets generally elects not to assume Stroh's
obligations hereunder.      *

                    20.  Governing Law.

  This agreement shall be interpreted and construed in accordance with the laws of the State of New York.
                    21.  Arbitration.

     Any disagreement, dispute, controversy or claim with respect to the validity of this Agreement or arising out of or in relation to the Agreement, or breach hereof, shall be finally settled by arbitration in New York, New York, in accordance with articles of the American Arbitration Association for Commercial Arbitration. The arbitrator(s) shall have the right to assess costs, including legal expenses, in favor of the prevailing Party, including, if applicable, Stroh travel costs. Notwithstanding the foregoing, the parties may have recourse to the courts of the United Sates of America for the purpose of obtaining preliminary injunctive relief, including spec ifically in the case of Boston Beer enforcing its rights under Section 12 in the event of a Stroh Production Default.

                    22.  Execution in Counterparts.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.
                             - 12 -



                    23.  Amendment.

     No Amendment, change, or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed or initialed on behalf of the parties hereto by their duly authorized representatives.

          24.  No Third Party Beneficiaries.

     Stroh and Boston Beer agree that this Agreement is solely for their benefit and does not nor is it intended to create any rights in favor of, or obligations owing to, any person not a party to this Agreement.

          25.  Merger: Separability.

     Subject to the provisions of Section 26(a), below, this Agreement terminates and supersedes all prior formal or informal understandings among the parties with respect to the subject matter contained herein, except the Letter of Intent, which also remains in full force and effect. Should any provision or provisions of this Agreement be deemed ineffective or void for any reason whatsoever, such provision or provisions shall be deemed separable and shall not effect the validity of any other provision.

          26.  Current Practice: Cooperation.

          (a) Except as set forth in this Agreement, the Parties agree to continue their current business practices with respect to the Beer Products produced by Stroh for Boston Beer, subject to modification from time to time as the parties, exercising reasonable business judgment, shall mutually agree in writing.

          (b)  *

          (c) The Parties also agree to cooperate with one another, consulting on a regular basis, with a view to achieving further
financial  economies, e.g.      *     , whether at a Brewery,  an
Other Brewery or otherwise. In addition, Stroh agrees to advise Boston Beer of opportunities of which Stroh becomes aware to
purchase from Stroh breweries or brewing,      *     .

           (d) All publicity concerning this Agreement shall be subject to the restrictions on disclosure set forth in the Letter of Intent.


                             - 13 -

                    27.  Lab Tests.

     Stroh will perform at its expense all lab tests currently performed by Stroh for

Boston Beer on all Beer Products.

                    28.  Non-Exclusive Nature of Agreement.

     Nothing  contained  in this Agreement shall  require  Boston
Beer to avail itself of the Committed Capacity or preclude Boston
Beer from engaging any other brewer for the purpose of producing and distributing Beer Products.

                    29.       *     .

     (a)    For  so  long  as this Agreement remains  in  effect,
without  the  prior written consent of Boston Beer,  Stroh  shall
not, on behalf of any unaffiliated person,      *     .

     (b) Boston Beer acknowledges that Stroh's business includes brewing craft and specialty malt beverage products, including products that may compete directly with, use the same brewing ingredients and formulae as, and/or are of the same style as one or more of the Beer Products. Boston Beer agrees that nothing contained in this Section 29 shall in any manner prevent, limit, restrict or otherwise affect Stroh's right to continue and expand such aspect of its business, including by introducing new products that compete directly with existing Beer Products, so long as Stroh does not intentionally (i) copy the identical brewing formulae and ingredients of any Beer Product, (ii) use any proprietary yeast specifically supplied to Stroh by Boston Beer solely for use in producing Beer Products, or (iii) use labeling or other packaging. which infringes any of Boston Beer's Trademarks or copies Boston Beer's marketing position and strategy.

                    30.  Yeast Strains.

     Stroh will not use yeast strains supplied by Boston Beer to brew any beers other than the Beer Products. The obligations of Stroh under this Section 30 shall survive any termination of this Agreement.

                    31.  Notices.

     All notices required herein shall be given by registered airmail, return receipt requested, or by overnight courier service, to the following addresses (unless change thereof has previously been given to the party given notice) and shall be deemed effective when received:

     If to Boston Beer:

          C.     James Koch, President,
          Alfred W. Rossow, Jr., C.O.O. and
          Martin Roper, Vice President
          The Boston Beer Company, Inc.
          75 Arlington Street, Fifth Floor
          Boston, MA 02116

     With a copy to:

          Frederick H. Grein, Jr., Esq.
          Hutchins, Wheeler & Dittmar
          101 Federal Street
          Boston, MA 02110

     if to Stroh:

          James R. Avery, Executive V. Pres.-Operations and Christopher T. Sortwell, Executive V. Pres. and
Chief Financial Officer
          The Stroh Brewery Company
          100 River Place
          Detroit, MI 48207

     With a copy to:

          George E. Kuehn, Executive V. Pres. and General Counsel
          The Stroh Brewery Company
          100 River Place
          Detroit, MI 48207

     32.  Rights of Offset.

          Stroh and Boston Beer agree that, to the extent that either of them is at any time owed money by the other Party, including on regular invoices sent as provided herein, such Party may set off such amount against any undisputed monies owed by it to such Party from time to time, any such set off to be accomplished by written notice to the owing Party, effective upon being sent.

     33.  Deliveries to      *     .

          To the extent permitted by applicable law, if so
requested by Boston Beer, Stroh will      *     .

               34.  Adverse Product Statements.

   Each Party agrees to take all commercially reasonable steps to prevent any of its personnel from making disparaging or otherwise adverse remarks about the products of the other Party.

               35.  Limitation on Period of Claims.

   All claims hereunder must be brought no later than one year after such claim arose or the Party having such claim shall be deemed to have waived and forever released it; provided that, for purposes of this Section 34, a claim shall be deemed to have arise at the time that the Party asserting a claim first became aware of it.

          IN WITNESS WHEREOF, Stroh and Boston Beer have executed this Agreement as of the date first above written.

                              BOSTON BEER COMPANY LIMITED
                              PARTNERSHIP


                              By:  Boston Brewing Company, Inc.,
its
                                   General Partner


                              By: C. JAMES KOCH, President

                              THE STROH BREWERY COMPANY



                              By:  CHRISTOPHER T. SORTWELL,
                                   Executive Vice President
                                   and Chief Financial Officer